Exhibit 99.1

Rama Krishna to Leave Pzena Investment Management

NEW YORK--(BUSINESS WIRE)--May 7, 2009--Pzena Investment Management, LLC (NYSE:PZN) announced today that A. Rama Krishna, a managing principal and portfolio manager at the firm’s operating company responsible for international and global investments, is leaving the firm for personal/family reasons. He has agreed to be available for client consultation and to otherwise assist the firm during a transition period of up to one year.

Mr. Krishna has been with Pzena since 2003. He led the development of the firm’s international and global strategies and he has served as a member of the Executive Committee. With his departure, co-portfolio managers John Goetz and Michael Peterson will be joined by Caroline Cai to manage Pzena’s international and global strategies, with continued support provided by the firm’s outstanding team of research analysts.

In a letter sent today to Pzena’s clients, Mr. Krishna explained that his decision to leave the firm reflects his desire to assist his ailing parents in India and to devote his full energies to addressing their needs.

In his letter, Mr. Krishna said, “This is an extraordinarily difficult decision for me. My experience at Pzena has been outstanding. I work with some of the most talented professionals I have ever known. They are smart and disciplined investment people; they are to a person, individuals with the highest level of personal and professional integrity. My partners are dedicated to our clients and I am proud to have been a member of the Pzena team.”

Richard Pzena, the firm’s chairman, chief executive officer and co-chief investment officer, commented, “We are very sorry to see Rama leave. He has been a valued business colleague and a personal friend to all of us. Even though we are disappointed, we truly admire and respect his selfless decision.”

Mr. Pzena continued, “Fortunately, Rama did a great job in leading the development of the firm’s international and global investment capabilities and strategies. With the outstanding team that he helped to build, and an investment process that has held constant for all of our thirteen years, we’ll be able to maintain the quality of our investment management and the service that our clients have come to expect.”

About Pzena

Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 31, 2009, and in the Company’s Quarterly Reports on Form 10-Q, as filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

CONTACT:
Pzena Investment Management, LLC
William Lipsey, 212-355-1600
lipsey@pzena.com